Exhibit 99.1

PROTHENA WELCOMES NEW DIRECTOR TO ITS BOARD

DUBLIN, Ireland – July 22, 2013 – Prothena Corporation plc (NASDAQ:PRTA), a clinical stage biotechnology company focused on the discovery and development of novel antibodies for the potential treatment of a broad range of diseases, today announced the appointment of Dennis J. Selkoe, MD to its Board of Directors. Dr. Selkoe joins existing directors Lars Ekman, MD, PhD, Chairman; Dale Schenk, PhD, president and CEO; Richard Collier, Shane Cooke and Christopher Henney, PhD, DSc.

“As the principal founding scientist of Athena Neurosciences and as a previous director of both Elan Corporation, plc and Athena, Dennis has extensive experience in leading biotech innovation. His wealth of scientific research and business knowledge and experience will be critical to us as we develop novel antibodies for the potential treatment of a broad range of diseases and advance these potential therapies through clinical development,” said Dr. Ekman. “On behalf of Prothena and the Board of Directors, I welcome Dennis and look forward to drawing upon his depth of scientific and strategic expertise.”

Dennis J. Selkoe, MD

Dennis J. Selkoe, MD is the Vincent and Stella Coates Professor of Neurologic Diseases at Harvard Medical School and co-director of the Center for Neurologic Diseases at The Brigham and Women’s Hospital. From July 1996 to July 2009 and from August 2009 until his retirement in May 2013, Dr. Selkoe was a director of Elan. Dr. Selkoe was the principal founding scientist and served as a director of Athena, until it was acquired by Elan in 1996. Dr. Selkoe earned his MD from the University of Virginia School of Medicine and after initial research training at the National Institutes of Health, Dr. Selkoe completed a residency in neurology at the Harvard/Longwood Program and a postdoctoral fellowship in neurochemistry and neuronal cell biology in the Department of Neuroscience, Harvard Medical School.

About Prothena

Prothena Corporation plc is a clinical stage biotechnology company focused on the discovery and development of novel antibodies for the potential treatment of a broad range of diseases that involve protein misfolding and cell adhesion, particularly on the discovery and development of potential therapeutic monoclonal antibodies directed specifically to disease-causing proteins. These potential therapies have a broad range of indications, including AL and AA forms of amyloidosis (NEOD001), Parkinson’s disease and related synucleinopathies (PRX002), and novel cell adhesion targets involved in inflammatory disease and metastatic cancers (PRX003).

For more information, please visit the company’s web site at www.prothena.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to, among other things, our plans to develop and advance new product candidates through clinical development. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” “target,” “will” and similar terms and phrases, including references to assumptions. These statements are based on assumptions that may not prove accurate. Actual results could differ materially from those anticipated due to known and unknown risks, uncertainties and other factors including, but not limited to the risks and uncertainties described in the “Risk Factors” sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2013 and subsequently filed Quarterly Reports on Form 10-Q. Prothena undertakes no obligation to update publicly any forward-looking statements contained in this press release as a result of new information, future events or changes in Prothena’s expectations.

Contact

Investors: Tran Nguyen, CFO

650-837-8535, IR@prothena.com

Media: Anita Kawatra

646-256-5116, anita.kawatra@prothena.com